As filed with the U.S. Securities and Exchange Commission on January 21, 2025.

Registration No. 333-280739

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 6

to

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BeLive Holdings

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7373	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

26A Ann Siang Road

#03-00

Singapore 069706

+65 9090 5788

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry F. Schlueter, Esq. Celia Velletri, Esq. Schlueter & Associates, P.C. 5655 South Yosemite Street, Suite 350 Greenwood Village, CO 80111 (303) 292-3883	Lawrence Metelitsa. Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 396-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Fenbo Holdings Limited is filing this Amendment No. 6 to its registration statement on Form F-1 (File No. 333-280739) (the “Registration Statement”) as an exhibits-only filing solely to file Exhibits, 99.9 and to amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
2.1**	Share Swap Agreement between the Registrant, the Shareholders and BeLive Technology Group Ltd
3.1**	Memorandum and Articles of Association of the Registrant dated February 24, 2023
3.2**	Amended and Restated Memorandum and Articles of Association effective on March 5, 2024
5.1**	Opinion of Appleby regarding the validity of securities being registered
10.1**	Form of Directors’ Agreement
10.2**	Form of Indemnification Agreement
10.3**	License Agreement - Singapore
10.4**	Lease Agreement - Vietnam
10.5+**	BeLive Holdings Share Option Scheme 2023
10.6+**	BeLive Holdings Share Option Scheme 2023 Trust Deed
10.7**	Form of Source Code Acquisition Agreement
10.8**	Form of Service Agreement (End to End Development)
10.9**	Form of Terms of Use and Service (End to End Development)
10.10**	Loan Facility Agreement
14.1**	Code of Ethics of the Registrant
21.1**	List of Subsidiaries of the Registrant
23.1**	Consent of Onestop Assurance PAC
23.2**	Consent of Appleby (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature pages)
99.1**	Amended and Restated Audit Committee Charter
99.2**	Amended and Restated Compensation Committee Charter
99.3**	Nomination and Corporate Governance Committee Charter
99.4**	Insider Trading Policy
99.5**	Consent of Ling Yi Quek (director nominee)
99.6**	Consent of Ronald Longfa Wong (director nominee)
99.7**	Consent of Natalie Tara Si Ying Heng (director nominee)
99.8**	Consent of Kammy Swee Keng Choo (director nominee)
99.9	Request for Waiver and Representation
107**	Filing Fee Table

+ Denotes management compensatory agreement.

* To be filed by amendment

** Previously filed

(b)	Financial Statement Schedules – None.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on January 21, 2025.

BeLive Holdings

By:	/s/ Kenneth Teck Chuan Tan
Kenneth Teck Chuan Tan
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Abdul Latif Bin Zainal
Abdul Latif Bin Zainal
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	January 21, 2025	/s/ Kenneth Teck Chuan Tan
Kenneth Teck Chuan Tan, Chief Executive Officer (Principal Executive Officer), Chairman and Director

Date:	January 21, 2025	/s/ “*”
Abdul Latif Bin Zainal, Chief Financial Officer (Principal Financial and Accounting Officer) and Director

Date:	January 21, 2025	* By:	/s/ Kenneth Teck Chuan Tan
		Name:	Kenneth Teck Chuan Tan
		Title:	Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT IN THE UNITED STATES

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America has signed this Registration Statement or amendment thereto in New York, United States on January 21, 2025.

COGENCY GLOBAL, INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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